Exhibit 10.17

KOREA ADMINISTRATIVE SCRIVENERS & CERTIFIED PUBLIC TRANSLATORS’ ASSOCIATION Korea Translators Administrative Scrivener Number of issue: 47254 CERTIFICATE OF TRANSLATION Transaction Agreement Title of Document (Description of Service) CUBEBIO Co., Ltd. Name of Customer I, GI CHOUL, CHOI, signed below, HEREBY CERTIFY that the attached documents were prepared and translated by myself at the request of the person named above and that the translation is true and accurate to the original document . The translated document(s) submitted to you (agency) is/are accurately and fairly authorized translation(s) according to the Official Translation Administrative Office of the Republic of Korea’s Licensed Administrative Agent Act (Item 3 and 4 , Paragraph 1 , Article 2 ) . A Registered Public Translator is authorized to translate foreign/Korean documents submitted to and from foreign/Korean Government Offices and its relevant authorities from foreign languages to Korean and vice versa . We hereby issue Certificate of Translation pursuant to Korea’s Licensed Administrative Agent Act (Paragraph 2 , Article 20 ) . IN TESTIMONY whereof, I have hereon to subscribe to my name and affixed my office seal. Date: September 18, 2026 Korea Public Translators Administration Association Translation Office Certified Translators CHOI, GI CHOUL Business Registration Certificate No.1243692881 Collective Administration Main Office #1101, 11 th Floor, Hyechon Building, 354 Gangnam - daero, Gangnam - gu, Seoul, Republic of Korea Website: www.ktaor.com e - mail: kta@ktaor.com Tel: +82 - 2 - 566 - 3118 PUBLIC TRANSLATOR’S FORM PTF 101 (REV. 01 - 01 - 2013) Office of Korea Administrative Scrivener 101 210 mm ⅹ 297mm

Transaction Agreement

CUBEBIO Co., Ltd. (hereinafter referred to as “Party A”) and TOYOBO Korea Co., Ltd. (hereinafter referred to as “Party B”) hereby enter into a transaction agreement as follows.

Article 1 [Purpose]

The purpose of this Agreement is to establish the fundamental rights and obligations of both parties regarding transactions between the Buyer (Party A) and the Supplier (Party B).

Article 2 [Basic Principles]

Both parties shall faithfully perform their obligations under this Agreement on an equal footing in accordance with the principle of good faith, thereby pursuing a mutually fair trading relationship and shared growth.

Article 3 [Compliance with Fair Trade and Support for Shared Growth]

For fair and transparent transactions, both parties shall comply with each of the following items:

1.	Neither party shall request from or provide to the other party any money, goods, entertainment, convenience, or hospitality, nor shall they engage in any illegal or improper acts.

2.	Neither party shall abuse its superior bargaining position to demand any acts that violate fair trade order.

Article 4 [Delivery of Goods]

①	“The delivery of the goods shall be made by the Supplier (the ‘Supplier’) transporting the goods ordered by the Buyer (the ‘Buyer’) to the Buyer’s place of business or to a warehouse of the Buyer mutually agreed upon in advance. However, this may be changed upon mutual agreement if necessary for business purposes.

②	The type, quantity, price, and delivery date of the products to be supplied by the Supplier to the Buyer shall be determined through mutual agreement, and may be substituted by a purchase order, sales slip, tax invoice, transaction statement, or any other document that specifies the type, quantity, price, and delivery date of the products.

③	The Supplier (Supplier) shall deliver the Goods to the delivery place by the delivery deadline in accordance with Items 1 and 2 without any disruption. In addition, the Buyer (Buyer) shall issue a receipt of delivery to the Supplier if there are no issues with the quantity and type of Goods specified in the purchase order.

If the delivery of the Goods under Item 1 is impossible due to unavoidable reasons, the Supplier shall notify the Purchaser in advance by the day before the relevant deadline.

Article 5 [Means and Timing of Payment]

Regarding the payment method and timing, the payment shall be made on the designated date agreed upon by both parties.

Article 6 [Conditions for Return]

①	The Buyer (Party A) may request the return of goods supplied by the Supplier if any of the following items applies.

1.	If the expiration date of the delivered goods is imminent or has already passed at the time of delivery

2.	If the delivered goods differ from the ordered items or are damaged

3.	Cases involving failure to meet specified standards or quality defects shall be determined through consultation between the two parties

②	The return period pursuant to Item 1 shall be within seven (7) days from the time of delivery; provided, however, that if there is a reasonable ground that the cause specified in Item 1 cannot be immediately discovered from an outward appearance, such period may be extended by mutual agreement.

Article 7 [Termination of Contract]

①	Buyer (Party A) and Supplier (Party B) may terminate this Agreement if any of the following events occur.

1.	Where a promissory note or check issued by the Buyer (Party A) or the Supplier (Party B) is dishonored, or where rehabilitation or bankruptcy proceedings are commenced upon the application of the Supplier or the Purchaser;

2.	Where the production of the traded items is suspended or discontinued;

3.	Where goods supplied by the Supplier (Party B) violate applicable laws or regulations, or where the license agreement entered into between the Supplier (Party B) and the licensor terminates, rendering the supply or sale of the relevant goods impossible.

②	In the event that either Party materially breaches any important provision of this Agreement, the non-breaching Party may demand cure of such breach by providing written notice to the breaching party specifying a period of no less than fourteen (14) days. If the breach is not cured within such period, the non-breaching Party may terminate this Agreement.

③	If either party intends to terminate this Agreement due to an unavoidable reason that does not fall under Items 1 and 2, such party shall provide the other party with a written notice of the reason at least three months prior to the termination.

Article 8 [Agreement Period]

①	The term of this Agreement shall be one (1) year from the date of its execution.

②	Unless either party gives written notice to the other party of its intention regarding the renewal of this Agreement, such as a modification of terms or refusal to renew, at least thirty (30) days prior to the expiration of the expiration date of the contract period, this Agreement shall be automatically extended under the same terms and conditions as before.

Article 9 [Dispute Resolution and Jurisdiction]

①	Any dispute between the Parties regarding this Agreement shall, in principle, be resolved through mutual consultation between Parties ‘A’ and ‘B’.

②	Notwithstanding Item 1, if the dispute is not resolved, it shall be settled by litigation under the jurisdiction of the district court having jurisdiction over the address of Party “A”.

“IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by their duly authorized representatives, and each party shall retain one (1) copy.

August 4, 2025

(Party A)

Company Name: CUBEBIO Co., Ltd.

Address: #802, Ha-eo-hill Building, 9, Digital-ro 10-gil, Geumcheon-gu, Seoul

CEO: Eunjong Choi (Signature)

(Party B)

Company Name: TOYOBO Korea Co., Ltd.

Address: #1002, 10th Floor, Trade Tower, 511 Yeongdong-daero, Gangnam-gu, Seoul

Representative Director: MUKOYAMA YUKINOBU (Seal)

ADMINISTRATIVE AGENT LICENSE AFFIDAVIT (CERTIFICATE OF TRANSLATION) Korea Translators Administrative Scrivener CHOI, GI CHOUL Name (Signature) Administrative Agent for Translation Type of administrative agent 124 - 36 - 92881 Business License Registration No February 11, 2005 Business Open Date July 04, 1960 Date of Birth #1101, 11 th Floor, Hyechon Building, 354 Gangnam - daero, Gangnam - gu, Seoul, Republic of Korea [06242] Address (Company Location) www.ktaor.com Website kta@ktaor.com e - mail +82 - 2 - 566 - 3118 Tel Administrative Agent License This is to certify that the above person is qualified for a licensed administrative agent under ೻ Korea’s Licensed Administrative Agent Act ೼ Article 5 . We issue this License Certificate under Article 18 of the same law and its implementing ordinances and Article 16 of the same law and its enforcement regulations . April 27,2013 Minister of Security and Public Administration ೓ The attached document has been translated by our office at the request of the person named above and that the translation is true and accurate with respect to the original . ೓ I certify that the attached ‘translation’ is made by checking the original document of the client. ೓ The Korea Translators Administrative Scrivener Office is not in a position to verify the validity of contents in the original document . However, it is certified that the translated document was translated as the same meaning with the original language . CHOI, GI CHOUL * This certificate is an electronic certificate (PDF file), so certificates without timestamps and electronic signatures are considered counterfeit, and any output other than the file is a copy. K 2013 - T 02 A 5 66 - QME 3 1 1 8 - E 000 2